June 4, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:      Skyline Multimedia Entertainment, Inc.
         File Ref. No. 0-23396

We were previously the independent auditors for Skyline Multimedia Entertainment, Inc.; under the date of August 27, 1998, we reported on the financial statements of Skyline Multimedia Entertainment, Inc., as of June 30, 1998 and for the year then ended. On June 1, 1999, we were informed that we were being replaced as the Company's independent auditor. We have read the statements included under Item 4 of Form 8-K dated June 4, 1999 of Skyline Multimedia Entertainment, Inc., and we agree with such statements.

Very truly yours,

Richard A. Eisner & Company, LLP